                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                           WSFS FINANCIAL CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                           WSFS FINANCIAL CORPORATION
                                838 Market Street
                           Wilmington, Delaware 19801
                                 (302) 792-6000


                                                                  March 22, 1999



Dear Stockholder:

         I am pleased to invite you to attend the Annual Meeting of Stockholders of WSFS Financial Corporation (the "Company"), to be held at The Wyndham Garden Hotel, "Salon C", 700 King St., Wilmington, Delaware 19801 on Thursday, April 22, 1999 at 4:00 p.m. At this meeting, stockholders will be asked to consider proposals to re-elect directors whose terms are expiring.

         Your vote is important regardless of how many shares of Company stock you own. If you hold stock in more than one account or name, you will receive a proxy card for each account. Please sign and return each card since each represents a separate number of shares. Postage paid envelopes are provided for your convenience.

         You are cordially invited to attend the Annual Meeting. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

                                                     Sincerely,


                                                     /s/ Marvin N. Schoenhals
                                                     --------------------------
                                                     Marvin N. Schoenhals
                                                       Chairman, President and
                                                       Chief Executive Officer

                           WSFS FINANCIAL CORPORATION
                                838 Market Street
                           Wilmington, Delaware 19801

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be held on April 22, 1999

To the Stockholders:

         Notice is hereby given that the Annual Meeting of Stockholders of WSFS Financial Corporation (the "Company") will be held at The Wyndham Garden Hotel, "Salon C", 700 King St., Wilmington, Delaware 19801 on Thursday, April 22, 1999, at 4:00 p.m., for the purpose of considering and acting upon the following:

         1.       Election of three directors for terms of three years each.

         2. Such other matters as may properly come before the meeting or any adjournment thereof.

         Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. The Board of Directors has fixed the close of business on March 12, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

         A complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company's main office during the ten days prior to the Annual Meeting.

         You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting.

                                      By Order of the Board of Directors,


                                      /s/ Mark A. Turner
                                      --------------------------------------
                                      Mark A. Turner
                                      Senior Vice President, Chief Financial
                                      Officer, Treasurer and Secretary

March 22, 1999
--------------------------------------------------------------------------------

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                           WSFS FINANCIAL CORPORATION
                                838 Market Street
                           Wilmington, Delaware 19801
                                 (302) 792-6000

                                 PROXY STATEMENT

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 22, 1999

         This Proxy Statement and the accompanying proxy card are being furnished to stockholders of WSFS Financial Corporation (the "Company") by the Board of Directors in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held on April 22, 1999, and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about March 22, 1999.

                       VOTING AND REVOCABILITY OF PROXIES

         Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the nominees for directors as set forth below. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and with respect to matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker no votes will be treated as shares present for purposes of determining whether a quorum is present.

         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and any adjournments or postponements thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on the proposal at the Annual Meeting. A proxy will not be voted if a stockholder attends the Annual Meeting and votes in person. The presence of a stockholder at the Annual Meeting will not revoke such stockholder's proxy.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The securities entitled to vote at the Annual Meeting consist of the Company's common stock, $.01 par value per share (the "Common Stock"). The close of business on March 12, 1999 has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, the Company had outstanding 11,439,288 shares of Common Stock, the holders of which are entitled to one vote for each share of Common Stock held except in elections of directors, in which holders have cumulative voting rights.

Stock Ownership of Certain Beneficial Owners

         Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth, as of the Record Date, certain information as to those persons who have filed the reports required of persons beneficially owning more than 5% of the Common Stock or who were known to the Company to beneficially own more than 5% of the Company's Common Stock outstanding at the Record Date.

                                             Amount and Nature
                                              of Beneficial            Percent
Name                                          Ownership (1)           of Class
----                                          -------------           --------

John W. Rollins, Sr. (2)                      1,012,033 shares         8.73%
Invista Capital Management (3)                  965,100 shares         8.33%
Wellington Management Company, LLP (4)          824,700 shares         7.12%

(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals and group exercise sole voting power over the shares of the Common Stock.

(2) John W. Rollins, Sr. owns 852,133 shares of Common Stock individually and has sole voting and investment power with respect to these shares. The amount shown in the table includes 159,900 shares of Common Stock owned by his wife, Michele M. Rollins, a former director of the Company, who has sole voting and investment power with respect to these shares. The address of Mr. Rollins is One Rollins Plaza, Post Office Box 1026, Wilmington, Delaware 19899.

(3) The address of Invista Capital Management is 1900 Hub Tower, 699 Walnut Street, Des Moines, Iowa 50309.

(4) The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         The number of directors is currently fixed at ten members. The Board of Directors is divided into three classes. The members of each class are elected for a term of three years and until their successors are elected and qualified; provided that in the event the number of directors has been increased during the preceding year and such new directorships have been filled by action of the Board of Directors, the terms of those newly appointed directors expire at the annual meeting when the class to which they have been elected expires. Each of the current members of the Board of Directors of the Company also serves on the Board of Directors of the Company's principal subsidiary, Wilmington Savings Fund Society, Federal Savings Bank ("WSFS" or the "Bank"). In accordance with the Delaware General Corporation Law, directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting.

         Pursuant to the Certificate of Incorporation, every stockholder voting for the election of directors is entitled to cumulate his votes by multiplying his shares times the number of directors to be elected. Each stockholder will be entitled to cast his votes for one director or distribute his votes among any number of the nominees being voted on at the Annual Meeting. The Board of Directors intends to vote the proxies solicited by it equally among the three nominees for the Board of Directors. Stockholders may not cumulate their votes on the form of proxy solicited by the Board of Directors. In order to cumulate votes, stockholders must attend the meeting and vote in person or make arrangements with their own proxies. Unless otherwise specified in the proxy, however, the right is reserved, in the sole discretion of the Board of Directors, to distribute votes among some or all of the nominees of the Board of Directors in a manner other than equally so as to elect as directors the maximum possible number of such nominees.

         At the Annual Meeting, three directors will be elected for terms of three years each and until their successors have been elected and qualified. The Board of Directors has nominated Charles G. Cheleden, Joseph R. Julian and Dale
E. Wolf, all of whom are currently directors, for election as directors at the Annual Meeting. If any nominee is unable to serve, the shares represented by all properly executed proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may reduce the number of authorized directors to eliminate the vacancy.

Directors and Nominees

         The following table sets forth for each nominee and each director continuing in office, his or her name, age (as of December 31, 1998), year first elected as a director of WSFS, year of expiration of his or her current term as a director of the Company, his or her principal occupation for at least the last five years and his or her directorships in other subsidiaries of the Company and in other companies:

                               Year First
                               Elected or         Current
                                Appointed          Term
                                Director            to
Name                     Age     of WSFS          Expire         Principal Occupation               Directorship(s)
----                     ---     -------          ------         --------------------               ---------------

                                      NOMINEES FOR A TERM TO EXPIRE IN 2002


Charles G. Cheleden     55        1990             1999      October 1992 to present: Vice          WSFS, Star States Development
                                                             Chairman of WSFS Financial             Company
                                                             Corporation; August 1990 to
                                                             October 1992: Chairman WSFS
                                                             Financial Corporation;
                                                             January 1990 to present:
                                                             self-employed (i) consultant to
                                                             banks and thrifts, and (ii) attorney

Joseph R. Julian        61        1983             1999      President,                             WSFS, JJID, Inc.
                                                             JJID, Inc.
                                                             (highway construction company)

Dale E. Wolf            74        1993             1999      March 1998 to present:                 WSFS; WSFS Credit Corp.;
                                                             Vice Chairman of WSFS Financial        Harmony Products, Inc.; Daynell
                                                             Corporation; since                     International, LLC; Auxein
                                                             1993, Senior International             Corporation; DCV, Inc.
                                                             Consultant, Mezzullo and McCandlish
                                                             (law firm); 1989-1993, Lieutenant
                                                             Governor/Governor of the State of
                                                             Delaware


                                                    DIRECTORS CONTINUING IN OFFICE

David E. Hollowell      51         1997            2000      Executive Vice President,              WSFS
                                                             University of Delaware

Claibourne D. Smith     60         1994            2000      Vice President - Technology and        WSFS, Community Credit
                                                             Professional Development, E.I.         Corporation
                                                             duPont de Nemours & Company,
                                                             Incorporated, (multinational
                                                             chemical and energy company)

Eugene W. Weaver        66         1998            2000      Since 1990, Vice President of          WSFS, Dover Downs
                                                             Finance of John W. Rollins &           Entertainment, Inc.
                                                             Associates (Investment Management
                                                             Company)




                               Year First
                               Elected or         Current
                                Appointed          Term
                                Director            to
Name                     Age     of WSFS          Expire         Principal Occupation               Directorship(s)
----                     ---     -------          ------         --------------------               ---------------

                                      NOMINEES FOR A TERM TO EXPIRE IN 2002



John F. Downey          61        1998             2001      Executive Director of the              WSFS
                                                             Office of Thrift Supervision (OTS),
                                                             1989-1998

Thomas P. Preston       52        1990             2001      Partner, Duane, Morris &               WSFS; Wood Royalty
                                                             Heckscher LLP (law firm)               Management Company

Marvin N. Schoenhals    51        1990             2001      Chairman of WSFS Financial             WSFS; Star States Development
                                                             Corporation since 1992; President      Company; WSFS Credit
                                                             and Chief Executive Officer of         Corporation;
                                                             WSFS Financial Corporation since       838 Investment Group, Inc.;
                                                             November 1990                          Community Credit Corporation;
                                                                                                    Federal Home Loan Bank of
                                                                                                    Pittsburgh;
                                                                                                    Brandywine Fund, Inc.;
                                                                                                    Brandywine Blue Fund, Inc.

R. Ted Weschler         37        1992             2001      Since 1990, Executive Officer -        WSFS; Star States Development
                                                             Quad-C, Inc., a Delaware corporation   Company; Deerfield Healthcare
                                                             which acts as the general partner      Corporation; Collins & Aikman
                                                             for several investment partnerships    Floorcoverings, Inc.; Virginia
                                                                                                    National Bank; Nationwide
                                                                                                    Warehouse and Storage, LLC



Stock Ownership of Management

         The following table sets forth, as of the Record Date, the amount of Common Stock beneficially owned by the Company's directors, by each executive officer, including those named in the Summary Compensation Table, and by all directors and executive officers as a group:


                                      Amount and Nature
                                        of Beneficial                Percent
Name                                     Ownership (1)            of Class (2)
----                                  -----------------           ------------

Charles G. Cheleden (3)                  38,200 shares                  *
John F. Downey                            1,200 shares                  *
David E. Hollowell                        5,500 shares                  *
Joseph R. Julian                         60,176 shares                  *
Thomas P. Preston                         2,000 shares                  *
Marvin N. Schoenhals (4)                240,713 shares               2.05%
Claibourne D. Smith                       1,300 shares                  *
Eugene W. Weaver(5)                       6,000 shares                  *
R. Ted Weschler                           8,811 shares                  *
Dale E. Wolf                             22,640 shares                  *
Karl L. Johnston (6)                      4,595 shares                  *
Joseph M. Murphy (7)                     20,439 shares                  *
Vicki L. Myoda (8)                        6,346 shares                  *
Thomas E. Stevenson (9)                   7,079 shares                  *
Mark A. Turner (10)                      12,147 shares                  *
Directors and executive officers
  as a group (15 persons)               437,146 shares               3.72%


*        Less than 1.0%.
(1) For purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock over which he or she has or shares voting or investment power or of which he or she has the right to acquire beneficial ownership within 60 days of the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Other than as noted below, all persons shown in the table above have sole voting and investment power, except that the following directors and executive officers held the following numbers of shares jointly with their respective spouses: Mr. Cheleden, 16,500 shares; Mr. Julian, 59,176 shares; Mr. Hollowell, 4,500 shares; Mr. Johnston, 1,500 shares; and Mr. Turner, 3,500 shares.
(2) In calculating the percentage ownership of each named individual and the group, the number of shares outstanding is deemed to include any shares of the Common Stock which the individual or the group has the right to acquire within 60 days of the Record Date.
(3) The amount shown includes 16,700 shares of Common Stock held in an Individual Retirement Account ("IRA"), 2,200 shares of Common Stock which are held in an IRA for Mr. Cheleden's wife, and 1,800 shares of Common Stock held by Mr. Cheleden's children, which he has Power of Attorney.
(4) The amount shown includes 26,200 shares of Common Stock held in Mr. Schoenhals' account in the Company's 401(k) Plan, 65,996 shares of Common Stock that may be acquired through options granted under the Company's Stock Option Plans, all of which were exercisable as of the Record Date, and 5,500 shares of Common Stock held by his wife in an Individual Retirement Account.

(5) The amount shown includes 1,000 shares of Common Stock held in an Individual Retirement Account ("IRA") and 1,000 shares of common stock held by Mr. Weaver's wife. Mr. Weaver disclaims beneficial ownership of his wife's shares.
(6) Includes 335 shares of Common Stock held in Mr. Johnston's account in the Company's 401(k) Plan and 300 shares owned by Mr. Johnston's son. The amount also includes 2,460 shares of Common Stock that may be acquired through the exercise of options granted under Stock Option Plans, all of which are exercisable as of the record date.
(7) Includes 12,339 shares of Common Stock held in Mr. Murphy's account in the Company's 401(k) Plan. Also includes 8,100 shares of Common Stock that may be acquired through the exercise of options granted under the Stock Option Plans, all of which are exercisable as of the Record Date.
(8) Includes 2,486 shares of Common Stock held in Ms. Myoda's account in the Company's 401(k) Plan and 3,860 shares of Common Stock that may be acquired through the exercise of options granted under the Stock Option Plans, all of which are exercisable as of the Record Date.
(9) Includes 879 shares of Common Stock held in Mr. Stevenson's account in the Company's 401(k) Plan. Also includes 6,200 shares of Common Stock that may be acquired through the exercise of options granted under the Stock Option Plans, all of which are exercisable as of the Record Date.
(10) Includes 1,287 shares of Common Stock held in Mr. Turner's account in the Company's 401(k) Plan and 4,860 shares of Common Stock that may be acquired through the exercise of options granted under the Stock Option Plans, all of which are exercisable as of the Record Date.

Meetings and Committees of the Board of Directors

         The Board of Directors conducts its business through meetings of the Board and of its committees. During the year ended December 31, 1998, the Board of Directors held 12 meetings. No directors attended fewer than 75% of the total aggregate meetings of the Board of Directors and committees on which such Board member served during this period.

         A list of the Committees of the Board of Directors and a general description of their respective duties follows:

         Executive Committee. The Executive Committee generally meets one time each month and as needed, and exercises the powers of the Board of Directors between meetings of the Board. The Executive Committee is presently composed of Marvin N. Schoenhals, Chairman, Charles G. Cheleden, Thomas P. Preston, Eugene
W. Weaver and R. Ted Weschler. The Executive Committee met 12 times during 1998.

         Audit Committee. The Audit Committee is composed of directors who are not officers of the Company and oversees the audit program of the Company and subsidiaries. This Committee reviews the examination reports of federal regulatory agencies as well as reports of the internal auditors and independent auditors. The Committee meets with the head of the Audit Department and representatives of the Company's independent auditors, with and without representatives of management present, to review accounting and auditing matters, including an annual review of risk analysis and the associated audit plan. The appointment of the independent auditors is made by the Board of Directors upon the recommendation of the Audit Committee. Present members of the Committee are Thomas P. Preston, Chairman, David E. Hollowell, Joseph R. Julian and Clairbourne D. Smith. The Audit Committee meets at least quarterly and met four times during fiscal year 1998.

         Nominating Committee. The Nominating Committee consists of the entire Board of Directors and considers candidates for nomination for election as directors. The Nominating Committee will consider nominees recommended by stockholders in accordance with the procedures set forth in the Bylaws of the Company. The Committee did not meet during 1998.

         Personnel and Compensation Committee. The Personnel and Compensation Committee is composed of directors who are not officers of the Company. The Personnel and Compensation Committee reviews and recommends for approval of the Board of Directors the compensation and benefits of the executive officers, broad guidelines for the salary and benefits administration for other officers and employees, and the compensation of directors. In addition, the Personnel Committee is responsible for the administration of the Stock Option Plans and the executive incentive plans, including recommendations to the Board of Directors for awards under such plans. Present members of the Personnel Committee are Dale E. Wolf, Chairman, Charles G. Cheleden, David E. Hollowell, Joseph R. Julian, Eugene W. Weaver and R. Ted Weschler. The Committee met two times during 1998.

Directors' Compensation

         During 1998 each non-employee director received an annual retainer of $9,000 and 500 shares of the Company's common stock. Chairpersons of board committees or subsidiary boards received an additional $1,000 annual retainer and each member of a committee or subsidiary board received $400 for each meeting attended. As Vice Chairman of the Company, Mr. Cheleden received an additional fee of $10,000 for 1998 and will receive an additional $5,000 for 1999 to compensate him for his continuing advice and service to the Company. Mr. Wolf earned an additional fee of $12,000 in 1998 as compensation for services provided to the Company related to marketing campaigns.

         Mr. Schoenhals as Chairman, President and Chief Executive Officer does not receive director fees.

Executive Officers

         Marvin N. Schoenhals, age 51, has served as President and Chief Executive Officer of the Company since November 1990 and was elected Chairman in October 1992. Prior to joining the Company, Mr. Schoenhals was President and Chief Executive Officer of Peoples Savings Bank of Monroe, Michigan from April 1988 until January 1990. From April 1987 until October 1987, Mr. Schoenhals was President and Chief Executive Officer of Sterling Savings Bank, Southfield, Michigan. Prior to that, Mr. Schoenhals held various management positions at Old Kent Financial Corporation, a bank holding company located in Grand Rapids, Michigan from 1974 to 1987. Mr. Schoenhals was elected to the Board of Directors of the Federal Home Loan Bank of Pittsburgh in 1997 and to the Boards of Directors of Brandywine Fund, Inc. and Brandywine Blue Fund, Inc. in December, 1998.

         Karl L. Johnston, age 50, joined the Bank as Executive Vice President, Chief Lending Officer in May 1997. Mr. Johnston has over 27 years of banking experience in the Bank's local market area. Prior to joining the Bank, Mr. Johnston spent his entire banking career at the Delaware Trust Company (which recently became CoreStates Bank as a result of a 1996 merger and ultimately First Union as a result of a 1998 merger). With CoreStates, he was a Senior Vice President responsible for middle market business relationships for the state of Delaware, Delaware County, Pennsylvania and northern Maryland and Virginia. Previous to the merger with CoreStates, he was Executive Vice President and Commercial Banking Group executive for Delaware Trust.

         Joseph M. Murphy, age 56, joined the Bank as Executive Vice President, Retail Banking in December 1996. Mr. Murphy has over 20 years of experience in retail banking. Prior to joining WSFS, Mr. Murphy had been a Regional President of Centerbank, a Waterbury, Connecticut savings bank, since 1995, after having served as the Chairman and President of Center Capital Corp., Avon, Connecticut, an equipment leasing subsidiary of Centerbank, since 1990. Mr. Murphy also serves as President of Community Credit Corp.

         Vicki L. Myoda, age 41, joined the Bank as Managing Vice President and Director, Human Resources in July 1994 and was promoted in February 1998 to Senior Vice President of Human Resources. Ms. Myoda has twenty years experience in human resources in banking and the chemical industry. Prior to joining WSFS, Ms. Myoda was Manager, HR Planning & Development for the North American operations of Himont USA, Inc. (now Montell USA, Inc.)

         Thomas E. Stevenson, age 46, has served as Executive Vice President, Chief Information Officer of the Bank since October 1996. Mr. Stevenson has worked in the field of banking and technology for over 20 years. Most recently, Mr. Stevenson had worked with Electronic Payment Services, Inc., a provider of electronic funds transfer services, where he had served as Quality Assurance Manager since 1994 and as Vice President of Operations for one of its predecessors from 1990 to 1994.

         Mark A. Turner, age 36, has served as Senior Vice President and Chief Financial Officer since May 1998. Mr. Turner joined the Bank in August 1996 as Managing Vice President and Controller. Prior to joining WSFS, Mr. Turner had been Vice President, Finance for the Capital Markets Division and Vice President for Corporate Development for Meridian Bancorp in Reading, Pennsylvania from March 1994 to August 1996. Prior to that, Mr. Turner was a Senior Audit Manager with KPMG LLP in Philadelphia, Pennsylvania.

Personnel and Compensation Committee Report on Executive Compensation

         Overview and Philosophy. The Company's executive compensation program is administered by the Personnel and Compensation Committee (the "Personnel Committee") of the Board of Directors. The Committee's responsibilities include reviewing and making recommendations to the Board of Directors regarding compensation of the Chief Executive Officer and reviewing and approving the compensation paid to other executive officers of the Company listed in the "Summary Compensation Table" that follows this report (the "Named Executive Officers"). The Committee also administers stock option and incentive plans and administers compliance with Rule 16b-3 of the Exchange Act.

         The objective of the compensation program is to establish levels of compensation sufficient to attract and retain highly qualified and motivated executives. The program also seeks to align the interests of the Company's executive management with those of stockholders through the use of both incentive based compensation for specific performance based criteria and stock based compensation for long-term stockholder value.

         Compensation Program Elements. The Company's executive compensation program consists of base salaries, a short-term cash incentive plan, a stock option plan and miscellaneous other fringe benefits.

                  Base Salary. Base salary levels are determined by the Committee with reference to corporate and individual performance in relation to strategic goals established each year, competitive market trends and special circumstances particular to the Company's staffing needs. In determining base salaries, the committee refers to data obtained from nationally recognized compensation surveys as well as information from similar sized banks and thrifts in the Mid-Atlantic region.

                  Short-Term Incentive Plan. In 1994, the Personnel Committee of the Board of Directors approved a Management Incentive Plan (MIP) designed to reward the accomplishment of specific annual financial objectives. These objectives for 1998 were profitability, capitalization and reductions in nonperforming asset levels. Plan participants include members of management as designated from time-to-time by the Committee. A "bonus pool" is established under the MIP each year. The pool size is generally considered to equal 20% of the growth in pretax earnings. Final determination of the "bonus pool," is subject to adjustment by the Committee based upon the nature and the quality of pretax earnings.

                  Individual awards are earned for successfully completing agreed-upon objectives as well as the individual's contribution to the Company's financial performance. All of the "Named Executive Officers" (including the CEO) are eligible to receive such awards. Total awards accrued under the MIP in 1998 were approximately $190,000. Such awards, however, may not be paid unless the levels of nonperforming assets are 2% or less of total consolidated assets. All awards under the MIP are paid in cash and were paid since nonperforming asset levels were less than 2% at December 31, 1998.

         Stock Options and SARs. As a performance incentive and to encourage ownership of the Common Stock and further align the interests of management and stockholders, the Committee has issued stock options and stock appreciation rights (SARs) under the 1986 and 1997 Stock Option Plans ("Stock Option Plans"). The 1986 Stock Option Plan expired in November 1996. The Committee issued 85,400 stock options in 1998 under the 1997 Stock Option Plan. The Committee periodically reviews and awards stock options and/or SARs to management based on factors it deems important; however, the Committee does not intend to issue awards on an annual basis.

         Compensation of the Chief Executive Officer. For fiscal year 1998, Mr. Schoenhals earned $260,400 in base salary. Mr. Schoenhals' base salary has been set at that level for the past five fiscal years reflecting the desire of the Personnel Committee and Mr. Schoenhals to base a greater portion of his compensation on awards under the Company's performance-based incentive programs. In this regard, Mr. Schoenhals earned $37,000 for fiscal year 1998 under the MIP which bonus was paid after the end of the fiscal year. As described above, the size of the MIP bonus pool is generally set as a percentage of the Company's growth in pre-tax earnings during the year. The bonus awarded to Mr. Schoenhals under the MIP reflects the Company's achievement of specific financial goals for the 1998 fiscal year as well as the Personnel Committee's assessment of Mr. Schoenhals' contribution to the achievement of those goals. Factors considered by the Personnel Committee in assessing Mr. Schoenhals' contribution included his leadership role in formulating and executing the Company's business strategy. In addition to the foregoing cash compensation, Mr. Schoenhals was awarded options to purchase 15,300 shares of the Common Stock under the 1997 Stock Option Plan, representing 17.4% of the options granted to employees during the year. The foregoing options vest and become exercisable at the rate of 20% per annum beginning one year after the date of grant. The Personnel Committee believes that the grant of options will, among other things, create additional incentive to create long-term value for stockholders.

Compensation Committee Interlock and Insider Participation. During fiscal year 1998, no members of the Personnel Committee were considered insiders nor were there any interlocking relationships or relationships with the Company other than as disclosed in the "Directors' Compensation" and "Business Relationships and Related Transactions" sections of this Proxy Statement.

                                            Dale E. Wolf, Chairman
                                            Charles G. Cheleden
                                            David E. Hollowell
                                            R. Ted Weschler
                                            Joseph R. Julian
                                            Eugene W. Weaver
                                            (Members of the Personnel and
                                                Compensation Committee)

                  COMPARATIVE STOCK PERFORMANCE GRAPH

         The graph and table which follow show the cumulative total return on the common stock of the Company over the last five years compared with the cumulative total return of the Dow Jones Savings & Loan Associations Index and the Dow Jones Equity Market Index over the same period. Cumulative total return on the stock or the index equals the total increase in value since December 31, 1993, assuming reinvestment of all dividends paid into the stock or the index, respectively. The graph and table were prepared assuming that $100 was invested on December 31, 1993 in the Common Stock of the Company and in each of the indexes.


                       CUMULATIVE TOTAL SHAREHOLDER RETURN
                  COMPARED WITH PERFORMANCE OF SELECTED INDEXES
                   December 31, 1993 through December 31, 1998




      600 |------------------------------------------------------------------|
          |                                                                  |
          |                                                                  |
      550 |------------------------------------------------------------------|
D         |                                                   #              |
          |                                                             #    |
O     400 |------------------------------------------------------------------|
          |                                                                  |
L         |                                                   &              |
      300 |------------------------------------------------------------------|
L         |                                                            *&    |
          |                           #         #             *              |
A     200 |------------------------------------------------------------------|
          |                                    *&                            |
R         |               *          *&                                      |
      100 |#*&---------------------------------------------------------------|
S         |               #&                                                 |
          |                                                                  |
        0  ------------------------------------------------------------------

            1993         1994       1995       1996         1997      1998


-------------------------------------------------------------------------------
                                   1993    1994     1995    1996   1997   1998
-------------------------------------------------------------------------------
WSFS Financial Corporation     #   $100     $87     $215    $243   $478   $403
-------------------------------------------------------------------------------
Dow Jones Equity Market Index  *    100     101       139    171    229    294
-------------------------------------------------------------------------------
Dow Jones Savings & Loan       &    100      87       144    180    314    296
Associations Index
-------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and noncash compensation for the years ended December 31, 1998, 1997 and 1996 for the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company whose salary and bonus earned in 1998 exceeded $100,000 (herein referred to as "Named Executive Officers").

                                                                                   Long-Term
                                                                                  Compensation
                                                                                     Awards
                                          Annual Compensation                    ---------------
                             -----------------------------------------------       Securities
Name and                                                     Other Annual          Underlying          All Other
Principal Position           Year    Salary       Bonus(1)   Compensation(2)     Options/SARs(3)    Compensation(4)
------------------           ----    ------       --------   ---------------     ---------------    ---------------

Marvin N. Schoenhals         1998   $260,400       $37,000        $ --              15,300             $21,338
Chairman of the Board,       1997    260,400       202,000          --              16,600              12,146
President and Chief          1996    260,400       362,000          --              32,600               9,632
Executive Officer

Karl L. Johnston (5)         1998    159,385        16,000          --               7,100               7,081
Executive Vice President,    1997     89,693        50,000          --              12,300                   -
Chief Lending Officer

Joseph M. Murphy (5)         1998    160,000        16,000          --               7,100              11,200
Executive Vice President,    1997    160,000        75,000          --               7,700                  --
Retail Banking               1996      6,667        20,000          --              16,400                  --

Thomas E. Stevenson (5)      1998    125,000        20,000          --              11,000              11,200
Executive Vice President,    1997    125,000        86,000          --               7,600               1,689
Chief Information Officer    1996     28,205        20,000          --              11,700                  --

Mark A. Turner (5)           1998    103,530        20,000          --               9,800              10,117
Senior Vice President,       1997     83,125        41,000          --               2,900               2,525
Chief Financial Officer,     1996     32,089        21,000          --               7,700                  --
Treasurer and Secretary


(1) For each fiscal year, includes bonuses earned but not paid until the following fiscal year under the Company's Management Incentive Plan (MIP).
(2) Does not include certain perquisites and other personal benefits the value of which did not exceed the lesser of $50,000 or 10% of salary for any Named Executive Officer.
(3) Represents Stock Options granted under the Company's 1986 and 1997 Stock Option Plans.
(4) The amounts included in All Other Compensation in 1998 include contributions by the Company to the 401(k) Plan in the amounts of $11,200, $7,081, $11,200, $11,200 and $10,117 for Messrs. Schoenhals, Johnston,
     Murphy, Stevenson and Turner, respectively. Other amounts consist of life insurance payments.
(5) Messrs. Johnston, Murphy, Stevenson and Turner were hired in May 1997, December 1996, October 1996 and August 1996, respectively.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table contains information concerning the grant of stock options under the Company's 1997 Stock Option Plan to the Chief Executive Officer and each of the other Named Executive Officers during 1998. No SARs were granted during 1998.

                                                                                        Potential Realizable
                                                                                          Value at Assumed
                       Number of       % of Total                                       Annual Rates of Stock
                      Securities         Options                                          Price Appreciation
                      Underlying       Granted to         Exercise                       for Option Term (3)
                        Options       Employees in         or Base     Expiration       ---------------------
Name                  Granted (1)      Fiscal Year        Price (2)       Date           5%             10%
----                  -----------      -----------        ---------       ----          ---             ---

Marvin N. Schoenhals     15,300            17.4%          $17.50        11/18/08        $168,387    $426,725
Karl L. Johnston          7,100             8.1            17.50        11/18/08          78,140     198,023
Joseph M. Murphy          7,100             8.1            17.50        11/18/08          78,140     198,023
Thomas E. Stevenson      11,000            12.5            17.50        11/18/08         121,062     306,795
Mark A. Turner            9,800            11.1            17.50        11/18/08         107,855     273,327


(1) Options granted are exercisable one year from grant date, vest in 20% per annum increments and expire ten years from the grant date. To the extent not already exercisable, the options generally become immediately exercisable in the event of a change in control of the Company, generally defined as the acquisition of beneficial ownership of 25% or more of the Company's voting securities by any person or group of persons.

(2) In each case, the exercise or base price was equivalent to the fair market value of the Common Stock on the date of grant.

(3) The potential realizable dollar value of a grant consists of the product of: (a) the difference between (i) the product of the per share market price at the time of grant and the sum of 1 plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option) and (ii) the per share exercise price of the option; and (b) the number of securities underlying the grant at fiscal year-end.

               OPTION/SAR EXERCISES AND YEAR-END OPTION/SAR VALUE

         The following table sets forth information concerning the exercise of options and SARs by the Chief Executive Officer and the other Named Executive Officers during the last fiscal year, as well as the value of such options and SARs held by such persons at the end of the fiscal year.

                                                                                            Value of Securities
                                                     Number of Securities                 Underlying Unexercised
                                                    Underlying Unexercised                     In-the Money
                        Shares                  Options/SARs at Fiscal Year End     Options/SARs at Fiscal Year End (2)
                      Acquired on    Value      -------------------------------     -----------------------------------
Name                  Exercise     Realized(1)   Exercisable    Unexercisable         Exercisable       Unexercisable
----                ------------  ------------   -----------    -------------         -----------       -------------

Marvin N. Schoenhals     86,278   $1,543,722         154,765         48,140           $2,158,360          $145,429
Karl L. Johnston             --           --           2,460         16,940               10,148            40,590
Joseph M. Murphy             --           --           8,100         23,100               45,100            67,650
Thomas E. Stevenson          --           --           6,200         24,100               34,796            52,194
Mark A. Turner               --           --           4,860         15,540               34,822            25,428


(1) Based on the closing price per share as reported for the Common Stock on the Nasdaq National Market on the date of exercise less the exercise/base price.

(2) Based on the closing price of $16.88 per share as reported for the Common Stock on the Nasdaq National Market on December 31, 1998 less the exercise/base price. Options and SARs are considered in-the-money if the market value of the underlying securities exceeds their exercise or base prices, respectively.

                       EMPLOYMENT AND SEVERANCE AGREEMENTS

                  The Company originally entered into an employment agreement with Mr. Schoenhals for a period of thirty-six months, beginning May 1, 1993. In 1995 the term of this agreement was extended to August 1, 1998 and in April 1997 the term was extended to May 1, 2000. The agreement provides for the employment of Mr. Schoenhals as Chairman, President and Chief Executive Officer at a current base salary of $260,400, as maintained, increased or decreased from time-to-time by the Board. The employment agreement further provides for participation by Mr. Schoenhals in incentive compensation and other employee benefit plans maintained by the Company. In the event of Mr. Schoenhals' involuntary termination of employment in connection with, or within one year after, any change in control of the Bank or the Company, other than for "just cause," he will be paid within 10 days of such termination an amount equal to
2.99 times his annual salary at the rate in effect immediately prior to termination provided that the aggregate amount payable under the agreement may not equal or exceed the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986 (the "Code"), and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Code, that Mr. Schoenhals receives on account of a change in control. "Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, under the employment agreement, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute two-thirds of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by two-thirds vote of the initial directors then in office. The employment agreement also provides for a similar lump sum payment to be made in the event of Mr. Schoenhals' voluntary termination of employment within 30 days of a change in control or one year following a change in control if certain events have occurred, which have not been consented to in writing by Mr. Schoenhals, including (i) Mr. Schoenhals being requested to move his personal residence or perform his principal executive functions more than 35 miles from his current primary office, (ii) a reduction in his compensation and benefits as then in effect, (iii) the assignment of duties and responsibilities to Mr. Schoenhals which are other than those normally associated with his position with the Company and the Bank, (iv) a material decrease in his authority and responsibility, or (v) failing to re-elect him to the Company's or the Bank's Board of Directors. The maximum aggregate payments that would be made to Mr. Schoenhals assuming his termination of employment under the foregoing circumstances at December 31, 1998 would have been approximately $779,000 without regard to the limitations imposed by Section 280G of the Code.

                  WSFS also has entered into severance agreements with Messrs. Karl L. Johnston, and Joseph M. Murphy, which provide for severance benefits of one-times base salary to be paid in lump sums to the executives in the event of termination without cause. The amounts payable to the executives under these agreements if they had been terminated without cause during fiscal year 1998 would have been approximately $160,000 each. Furthermore, in the event of a change in control, the agreements of Mr. Johnston and Mr. Murphy provide for the guaranteed payout of two times their base salary at the time, to the extent the benefits of acceleration of stock options granted them on their starting with the Company do not equal two times their base salary. In each case this would result in a maximum benefit of $320,000, based on current salaries. An agreement with Mr. Thomas E. Stevenson provides for salary continuation (currently $125,000 per year) for a period of 18 months following a change in control leading to the elimination of his position or a significant change in responsibilities.

                 BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS

                  Thomas P. Preston is a partner with the Wilmington, Delaware office of the law firm of Duane, Morris & Heckscher LLP. The law firm represented the Company and its affiliates in certain matters during fiscal year 1998 and expects to continue such representation in fiscal year 1999.

                  During 1998, the Company repurchased 11,600 shares of its Common Stock for a total consideration of $147,000 from John Rollins, who is the beneficial owner of more than 5% of the Common Stock. Also, the Company repurchased 110,000 shares of its Common Stock for a total consideration of $1.9 million from Rollins Jamaica Ltd., a land development company of which John Rollins is the owner and of which Eugene W. Weaver, a current director of the Company, is an executive officer. The purchase prices in each case were based upon the bid and asked prices for the Company's Common Stock as quoted on the Nasdaq National Market at the time of the purchases.

                  Certain directors and executive officers of the Company and their associates were customers of and had transactions with the Company and the Bank in the ordinary course of business during fiscal year 1998. Similar transactions may be expected to take place with the Company and the Bank in the future. Loans and commitments included in such transactions were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility, nor did such loans present other unfavorable features.

                              INDEPENDENT AUDITORS

                  The Board of Directors of the Company expects to appoint KPMG LLP as independent auditors of the Company for the year ended December 31, 1999. KPMG LLP has served as the Company's independent auditors since 1994. A representative of KPMG LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Pursuant to regulations promulgated under the Exchange Act, the Company's officers and directors and all persons who beneficially own more than ten percent of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations from the Reporting Persons that no annual report of changes in beneficial ownership were required, the Company believes that during fiscal year 1998 and prior fiscal years all Reporting Persons have complied with these reporting requirements.

                        ADVANCE NOTICE OF CERTAIN MATTERS
                      TO BE CONDUCTED AT AN ANNUAL MEETING

                  The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before the Annual Meeting. In order for a stockholder to properly bring business before the Annual Meeting or to propose a nominee to the Board of Directors, the stockholder must give written notice to the Secretary of the Company not less than thirty days before the time originally fixed for such meeting; provided, however, that in the event that less than forty days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The notice must include the stockholder's name and address as they appear on the records of the Company and number of shares beneficially owned by the stockholder and describe briefly the proposed business, the reasons for bringing the business before the Annual Meeting and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must also be provided.

                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

                  It is anticipated that the proxy statement and form of proxy for the 2000 Annual Meeting of Stockholders will be mailed during March of 2000. Stockholder proposals intended to be presented at the 2000 annual meeting of stockholders of WSFS Financial Corporation must be received by November 22, 1999, to be considered for inclusion in the proxy statement and form of proxy relating to such meeting and should be addressed to the Secretary at the Company's principal office.

                             ADDITIONAL INFORMATION

                  No matters other than those set forth in the Notice of Meeting accompanying this Proxy Statement are expected to be presented to stockholders for action at the Annual Meeting other than matters incident to the conduct of the Annual Meeting. However, if other matters are presented which are proper subject for action by stockholders and which may properly come before the meeting, it is the intention of those named in the accompanying proxy to vote such proxy in accordance with the determination of a majority of the Board of Directors upon such matters.

                                  MISCELLANEOUS

                  The expenses of the solicitation of the proxies, including the cost of preparing and distributing the proxy materials, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, nominees or fiduciaries in forwarding such documents to beneficial owners, will be paid by the Company. In addition to the mailing of the proxy materials, solicitation may be made in person or by telephone, telegraph or other modes of electronic communication by the Company or its employees. The Company's directors, management and employees will receive no compensation for their proxy solicitation services other than their regular salaries and overtime, if applicable, but may be reimbursed for out-of-pocket expenses.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

                  The Company's Annual Report for the fiscal year ended December 31, 1998, including financial statements prepared in conformity with generally accepted accounting principles, accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials. A copy of the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1998 (without exhibits) will be furnished without charge to stockholders as of the Record Date upon written request to: Investors Relations Department, WSFS Financial Corporation, 838 Market Street, Wilmington, Delaware, 19801.

         This Proxy is Solicited on Behalf of the Board of Directors of

                           WSFS FINANCIAL CORPORATION
                                     for the
                       1999 Annual Meeting of Stockholders

                                 REVOCABLE PROXY

                  The undersigned hereby appoints Marvin N. Schoenhals and Mark
A. Turner, or either of them, with full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of Common Stock of WSFS Financial Corporation, which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held on April 22, 1999 at 4:00 p.m., or at any adjournments thereof, as follows:

                                                           /x/ Please mark your
                                                               votes as in this
                                                               example.



The Board of Directors recommends a vote FOR all nominees listed below.

                                            WITHHOLD AUTHORITY
                                             to vote for all
                       FOR              nominees listed below Nominees:
1.    Election of     /  /                 /  /  Charles G. Cheleden
      Directors:                                 Joseph R. Julian
                                                 Dale E. Wolf


(To withhold authority to vote any individual nominee write the nominee's name on the line provided below).

---------------------------------------


      The proxy is revocable and, when properly executed will be voted in the manner directed hereby by the undersigned. If no directions are made, this proxy will be voted FOR each of the nominees. The undersigned, by executing and delivering this proxy, revokes the authority given with respect to any earlier dated proxy submitted by the undersigned.

      Unless contrary direction is given, the right is reserved in the sole discretion of the Board of Directors to distribute votes among some or all of the above nominees in a manner other than equally so as to elect as directors the maximum possible number of such nominees.

      In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

      The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of a Proxy Statement of WSFS Financial Corporation.

                  Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Proxies executed by corporations should be signed by a duly authorized officer.

SIGNATURE(S) _______________________________________ Date ____________________

                  PLEASE MARK, SIGN, DATE AND RETURN THIS CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.